Exhibit 10.1

COMMITMENT LETTER

To:	Arcadium Lithium plc (the "Company") Suite 12, Gateway Hub Shannon Airport House Shannon, Co. Clare V14 E370 Ireland

For the attention of: Gilberto Antoniazzi, Chief Financial Officer

January 22, 2025

US$200,000,000 sidecar term facility (the "Incremental Facility") and US$300,000,000 standalone term facility (the "New Facility", and together with the Incremental Facility, the "Facilities")

We, Rio Tinto plc ("Rio Tinto"), are pleased to set out in this letter the terms and conditions on which we are willing to arrange and provide the Incremental Facility by way of the Company exercising its option to establish an incremental facility in accordance with the terms of the Existing RCF and to arrange the New Facility by way of a standalone facility or credit agreement.

In this letter:

"Affiliate" means in relation to a person, a subsidiary or holding company of that person, a subsidiary of any such holding company and in the case of Rio Tinto, includes any member of the Rio Tinto Group.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

"Closing Date" means the Incremental Facility Closing Date or the New Facility Closing Date, as applicable.

"Corporations Act" means the Corporations Act 2001 (Cth).

"Existing RCF" means the US$500,000,000 revolving credit facility agreement originally dated 1 September 2022, as amended and restated on 4 January 2024 and further amended and/or restated from time to time, between, among others, the Company and Citibank, N.A. as administrative agent.

"Facility Documents" means the Incremental Facility Documents or the New Facility Documents.

"Fee Letter" means any fee letter between Rio Tinto (or any of its Affiliates) and the Company (or any of its Affiliates) dated on or about the date of this letter or the relevant Facility Documents.

"Group" means the Company and each of its subsidiaries.

"Incremental Facility Closing Date" means the date of the satisfaction or waiver by Rio Tinto of all conditions with respect to the Incremental Facility in Appendix 3 and the initial funding of the Incremental Facility.

"Incremental Facility Documents" means, in respect of the Incremental Facility, an Incremental Term Loan Amendment (as defined in the Existing RCF), a term loan facility agreement, an intercreditor agreement and other related documentation (based on the terms set out in the Existing RCF, the Incremental Facility Term Sheet and this letter).

"Incremental Facility Term Sheet" means the term sheet in respect of the Incremental Facility as set out in Appendix 1.

"Mandate Documents" means this letter, each Term Sheet and any Fee Letter.

"New Facility Closing Date" means the date of the satisfaction or waiver by Rio Tinto of all conditions with respect to the New Facility in Appendix 3 and the initial funding of the New Facility.

"New Facility Documents" means, in respect of the New Facility, a facility agreement, an intercreditor agreement and other related documentation (based on the terms set out in the New Facility Term Sheet and this letter).

"New Facility Term Sheet" means the term sheet in respect of the New Facility as set out in Appendix 2.

"Rio Tinto Group" means Rio Tinto plc, and its subsidiary undertakings (as defined in the Companies Act 2006) from time to time, together with Rio Tinto Limited and each of its subsidiaries (as defined in the Corporations Act), and includes any entity that would be considered to be a subsidiary of Rio Tinto plc and/or Rio Tinto Limited if they were treated as one company (and a member of the Rio Tinto Group means each entity that is part of the Rio Tinto Group).

"Term Sheet" means the Incremental Facility Term Sheet or the New Facility Term Sheet.

Unless a contrary indication appears, a term defined in any Mandate Document has the same meaning when used in this letter and any reference to a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.

1.	Appointment

1.1	The Company appoints Rio Tinto (or an Affiliate thereof) as exclusive arranger of the Facilities.

1.2	Until this mandate terminates in accordance with paragraph 10 (Termination):

(a)	no other person shall be appointed as mandated lead arranger, bookrunner, documentation agent, facility agent or swingline agent;

(b)	no other titles shall be awarded; and

(c)	except as provided in the Mandate Documents, no other compensation shall be paid to any person,

in connection with the Facilities without the prior written consent of Rio Tinto.

1.3	Rio Tinto hereby commits to provide 100% of the principal amount of the Facilities on the terms set forth in this letter and the Term Sheets, subject solely to the conditions set forth in this letter and in the Term Sheets.

2.	Conditions

This commitment to arrange and provide the Facilities is made on the terms of the Mandate Documents and is subject to satisfaction of the conditions set forth in Appendix 3.

3.	Clear Market

3.1	During the period from the date of this letter to the later of the Incremental Facility Closing Date and the New Facility Closing Date, the Company shall not and shall ensure that no other member of the Group shall announce, enter into discussions to raise, raise or attempt to raise any other finance in the international or any relevant domestic syndicated loan, debt, bank, capital or equity market(s) (including, but not limited to, any bilateral or syndicated facility, bond or note issuance or private placement) without prior consultation with Rio Tinto.

3.2	Paragraph 3.1 does not apply to:

(a)	the Facilities;

(b)	any utilisation of the Existing RCF; and

(c)	any indebtedness permitted to be incurred pursuant to the Transaction Agreement, dated as of October 9, 2024, by and among Arcadium Lithium plc, Rio Tinto Bm Subsidiary Limited and Rio Tinto Western Holdings Limited (the "Transaction Agreement").

3.3	For the avoidance of doubt and pursuant to Section 5.1(b) of the Transaction Agreement, Rio Tinto hereby consents to the Company's incurrence of the Facilities.

4.	Fees

All fees shall be paid in accordance with the Fee Letter(s) or as set out in each Term Sheet.

5.	Payments

All payments to be made under the Mandate Documents:

(a)	shall be paid in the currency of invoice and in immediately available, freely transferable cleared funds to such account(s) with such bank(s) as Rio Tinto notifies to the Company;

(b)	shall be paid without any deduction or withholding for or on account of tax (a "Tax Deduction") unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, subject to the exceptions consistent with the provisions of the Existing ECF mutatis mutandis; and

(c)	are exclusive of any value added tax or similar charge ("VAT"), except where Rio Tinto (or any of its Affiliates) has exercised an option to treat any of the payments hereunder as subject to VAT, in which case all amounts payable hereunder shall be inclusive of VAT to the extent such VAT arises from the exercising of such option. If VAT is chargeable, the Company shall also and at the same time pay to the recipient of the relevant payment an amount equal to the amount of the VAT.

6.	Information

6.1	The Company represents and warrants that:

(a)	any factual information (other than projections, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports furnished to Rio Tinto or any of its Affiliates) provided to Rio Tinto or any of its Affiliates by or on behalf of it or any other member of the Group in connection with the Facilities (the "Information") is true and accurate in all material respects as at the date it is provided or as at the date (if any) at which it is stated and, when taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto); and

(b)	any financial projections contained in the Information have been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions.

6.2	The representations and warranties set out in paragraph 6.1 are deemed to be made by the Company on the date of this letter by reference to the facts and circumstances then existing.

6.3	The Company shall immediately notify Rio Tinto in writing if it becomes aware, at any time prior to the later of the Incremental Facility Closing Date and the New Facility Closing Date, that any representation and warranty set out in paragraph 6.1 is incorrect or misleading and agrees to supplement the Information promptly from time to time to ensure that each such representation and warranty is correct when made.

6.4	The Company acknowledges that Rio Tinto will be relying on the Information without carrying out any independent verification.

7.	Indemnity

7.1

(a)	Whether or not the Incremental Facility Documents or the New Facility Documents are signed, the Company shall within three Business Days of demand indemnify each Indemnified Person against any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against that Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights) in relation to:

(i)	the use of the proceeds of the Facilities;

(ii)	any Mandate Document, any Incremental Facility Document or any New Facility Document; and/or

(iii)	the arranging of the Facilities.

(b)	The Company will not be liable under paragraph (a) above for any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against an Indemnified Person if that cost, expense, loss or liability results directly from any breach by that Indemnified Person of any Mandate Document, any Incremental Facility Document or any New Facility Document which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that Indemnified Person.

(c)	For the purposes of this paragraph 7:

"Indemnified Person" means Rio Tinto, any of its Affiliates and each of its (or its Affiliates') respective directors, officers, employees and agents.

7.2	Rio Tinto shall not have any duty or obligation, whether as fiduciary for any Indemnified Person or otherwise, to recover any payment made or required to be made under paragraph 7.1.

7.3

(a)	The Company agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of its Affiliates for or in connection with anything referred to in paragraph 7.1 above except, following the Company's agreement to the Mandate Documents, for any such cost, expense, loss or liability incurred by the Company that results directly from any breach by that Indemnified Person of any Mandate Document, any Incremental Facility Document or any New Facility Document which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that Indemnified Person.

(b)	Notwithstanding paragraph (a) above, no Indemnified Person shall be responsible or have any liability to the Company or any of its Affiliates or anyone else for consequential losses or damages.

(c)	The Company represents to Rio Tinto that:

(i)	it is acting for its own account and it has made its own independent decisions to enter into the transaction contemplated in the Mandate Documents (the "Transaction") and as to whether the Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary;

(ii)	it is not relying on any communication (written or oral) from Rio Tinto or any of its Affiliates as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from Rio Tinto or any of its Affiliates shall be deemed to be an assurance or guarantee as to the expected results of the Transaction;

(iii)	it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction; and

(iv)	neither Rio Tinto nor any of its Affiliates is acting as a fiduciary for or as an adviser to it in connection with the Transaction.

7.4	The Contracts (Rights of Third Parties) Act 1999 shall apply to this paragraph 7 but only for the benefit of the other Indemnified Persons, subject always to the terms of paragraphs 13.2 and 15 (Governing Law and Jurisdiction).

8.	Confidentiality

8.1	The Company acknowledges that the Mandate Documents are confidential and the Company shall not, and shall ensure that no other member of the Group shall, without the prior written consent of Rio Tinto disclose the Mandate Documents or their contents to any other person except:

(a)	in connection with any legal, judicial or administrative proceeding or as otherwise required by law, court order, order of any administrative agency, regulation or any compulsory legal process or as requested by a governmental or regulatory authority (in which case the Company agrees, to the extent practicable and permitted by law, to inform Rio Tinto promptly in advance thereof and, to the extent the Company may legally and practically do so, allow Rio Tinto a reasonable opportunity to object to such disclosure in such proceeding or process);

(b)	on a confidential "need to know" basis and solely in connection with the transactions contemplated hereby, to its Affiliates and its and their respective officers, directors, employees, members, partners, stockholders, attorneys, accountants, auditors, agents and advisors for the purposes of the Facilities who have been made aware of and agree to be bound by the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice (provided that the Company shall be responsible for its Affiliates' compliance with this paragraph);

(c)	to the extent necessary in connection with the exercise of any remedy or enforcement of any rights hereunder or under any Fee Letter;

(d)	the Company may disclose the aggregate fee amount contained in any Fee Letter as part of any projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transaction in any public or regulatory filing requirement related to the Transaction;

(e)	this letter and the contents hereof may be disclosed (a) to the extent such information becomes publicly available other than by reason of improper disclosure by the Company or its Affiliates in violation of any confidentiality obligations hereunder or (b) as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission in connection with any filings with the Securities and Exchange Commission;

The obligations under this paragraph 8.1 shall terminate on the earlier of (i) to the extent covered thereby, the execution and delivery of the Facility Documents and (ii) the second anniversary of the date hereof.

8.2	Rio Tinto acknowledges that the Mandate Documents are confidential and Rio Tinto shall not, and shall ensure that none of its Affiliates shall, without the prior written consent of the Company disclose the Mandate Documents or their contents to any other person except:

(a)	to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable law, rule or regulation who are informed of the confidential nature of such information;

(b)	upon the request or demand of any regulatory authority (including any self-regulatory authority) having jurisdiction over Rio Tinto or its Affiliates who are informed of the confidential nature of such information;

(c)	on a confidential "need to know" basis and solely in connection with the transactions contemplated hereby, to the employees, directors, legal counsel, independent auditors, professionals and other experts or agents of Rio Tinto (collectively, "Representatives") or to any Affiliate of Rio Tinto or its Representatives who are informed of the confidential nature of such information and agree to keep information of this type confidential (provided that Rio Tinto shall be responsible for its Affiliates' or Representatives' compliance with this paragraph),

(d)	this letter and the contents hereof may be disclosed (a) to the extent any such information becomes publicly available other than by reason of disclosure by Rio Tinto, its Affiliates or its or their Representatives in violation of any confidentiality obligations owing to the Company or any of the Company's subsidiaries (including those set forth in this paragraph) or (b) as may be required by the rules, regulations, schedules and forms of any stock exchange;

(e)	to the extent such information was already in the possession of Rio Tinto (except to the extent received in a manner restricted by this paragraph 8.2) or is independently developed by Rio Tinto or its Affiliates based exclusively on information the disclosure of which would not otherwise be restricted by this paragraph 8.2;

(f)	to the extent such information was received by Rio Tinto from a third party that to Rio Tinto's knowledge is not subject to confidentiality obligations owing to the Company or any of the Company's subsidiaries; and

(g)	for purposes of establishing a "due diligence" defense;

The obligations of Rio Tinto under this paragraph 8.2 shall remain in effect until the earlier of (a) the second anniversary of the date hereof and (b) the date the Facility Documents are entered into by Rio Tinto, at which time any confidentiality undertaking in the definitive Facility Documents shall supersede this provision.

9.	Assignments

Neither the Company nor Rio Tinto shall assign any of its rights or transfer any of its rights or obligations under the Mandate Documents without the prior written consent of the other party.

10.	Termination

10.1	If the Company does not accept the offer made by Rio Tinto in this letter before 23:59 in London on the date falling 5 Business Days after the date of this letter, such offer shall terminate on that date.

10.2	Rio Tinto may terminate its obligations under this letter with immediate effect by notifying the Company upon any breach by the Company of any material terms of the Mandate Documents.

10.3	The Company may terminate this letter and the commitments of Rio Tinto hereunder with respect to the relevant Facility by written notice to Rio Tinto, subject to the surviving obligations as set forth in paragraph 11, if:

(a)	in respect of the Incremental Facility, the condition set forth in paragraph (b)(i) of Appendix 3 is not satisfied by the date specified in that paragraph; and

(b)	in respect of the New Facility, the condition set forth in paragraph (c)(i) of Appendix 3 is not satisfied by the date specified in that paragraph,

or, in each case, such later date as agreed between Rio Tinto and the Company.

10.4	This letter and the commitments hereunder shall automatically terminate (unless Rio Tinto shall, in its discretion, agree to an extension) with respect to a given Facility upon the earlier of (i) the Closing Date with respect to such Facility and (ii) 31 March 2025.

11.	Survival

11.1	Except for paragraphs 2 (Conditions) and 10 (Termination) the terms of this letter shall survive and continue after the Incremental Facility Documents and the New Facility Documents are signed.

11.2	Without prejudice to paragraph 11.1, paragraphs 4 (Fees), 5 (Payments), 7 (Indemnity), 8 (Confidentiality) and 10 (Termination) to 15 (Governing Law and Jurisdiction) inclusive shall survive and continue after any termination of the obligations of Rio Tinto under the Mandate Documents.

12.	Entire Agreement

12.1	The Mandate Documents set out the entire agreement between the Company and Rio Tinto as to arranging the Facilities and supersede any prior oral and/or written understandings or arrangements relating to the Facilities.

12.2	Any provision of a Mandate Document may only be amended or waived in writing signed by the Company and Rio Tinto.

13.	Third Party Rights

13.1	Unless expressly provided to the contrary in this letter, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any of its terms.

13.2	Notwithstanding any term of this letter, the consent of any person who is not a party to this letter is not required to rescind or vary this letter at any time.

14.	Counterparts

This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

15.	Governing Law and Jurisdiction

15.1	This letter (including the agreement constituted by your acknowledgement of its terms) (the "Letter") and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

15.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

15.3	Without prejudice to any other mode of service allowed under any relevant law, the Company:

(a)	irrevocably appoints Livent Lithium UK Ltd. or such other entity as may be notified by the Company to Rio Tinto following the date hereof as its agent for service of process in relation to any proceedings before the English courts in connection with any Mandate Document; and

(b)	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

If you agree to the above, please acknowledge your agreement and acceptance of the offer by signing and returning the enclosed copy of this letter to David Niotakis at David.Niotakis@riotinto.com.

Yours faithfully

/s/ David Niotakis

For and on behalf of

RIO TINTO PLC

If you agree to the above, please acknowledge your agreement and acceptance of the offer by signing and returning the enclosed copy of this letter to David Niotakis at David.Niotakis@riotinto.com.

We acknowledge and agree to the above:

/s/ Gilberto Antoniazzi

For and on behalf of

ARCADIUM LITHIUM PLC

APPENDIX 1

[Attach Incremental Facility Term Sheet]

TERM SHEET

US$200,000,000 TERM LOAN FACILITY FOR ARCADIUM LITHIUM PLC

(the “Facility” or “Term Loan Facility”)

Following announcement of the acquisition in October 2024, Arcadium has realized that its options to access necessary funding from the financial markets are more restricted than they would have been prior to the announcement of the transaction. For this reason, Arcadium has requested Rio Tinto to provide an interim short-term funding proposal for the continuation of their existing program of capital expenditures and general operations.

Considering these unique circumstances, Rio Tinto is offering short term funding to Arcadium on the proposed terms below, which have been constructed based on an arms-length basis and rooted market standards for similar credit profiles. Rio Tinto’s intention is to provide terms principally akin to what may have otherwise been attainable by Arcadium prior to the acquisition announcement and to enable Arcadium to continue with their existing program of capital expenditures and general operations determined prior to announcement of the transaction.

January 22, 2025

PARTIES

Company:	Arcadium Lithium plc.
Borrower:	Arcadium Lithium Financing IRL Designated Activity Company
Guarantors and Security:	The Company and each other member of the Group which is a borrower or guarantor or provides security under the Existing RCF (as defined below), being Arcadium Lithium Intermediate IRL Limited, Arcadium Lithium Financing IRL Designated Activity Company, Livent Corporation, Livent USA Corp, Livent Asia-Pacific, Inc., Livent Overseas Ltd., Livent Quebec Holdings LLC and Livent Lithium LLC.
If a member of the Group is or becomes a Guarantor or provides security under or in accordance with the Existing RCF, that member of the Group shall also accede as a Guarantor to the definitive documentation for the Term Loan Facility (the “Agreement”) by no later than the date on which it becomes a guarantor or pledgor under the Existing RCF.
Security over all shares and assets secured in favor of the finance parties under the Existing RCF, on a pari passu basis and subject to the terms of the Intercreditor Agreement.

Notwithstanding the foregoing, the parties agree that security and guarantee deliverables to be provided by an entity incorporated in Australia (“Australian Entity”) will be provided on a post-closing basis, as soon as reasonably practicable after the Signing date and in any event within 60 days of the Signing Date provided that prior to such security and guarantee deliverables or any other support for the Facility being provided by an Australian Entity, the Company must provide to the Lender confirmation in form and substance satisfactory to the Lender that the Australian Entity has obtained relevant approvals and taken all necessary corporate and regulatory related actions (including filing) pursuant to section 260B of the Corporations Act 2001 (Cth) of Australia (the “Whitewash”) (it being understood that the Initial Lender shall have discretion to extend such deadline and the applicable Obligors will use commercially reasonable efforts to complete such security and guarantee deliverables as soon as practicable upon such extension).
Lender:	Rio Tinto Finance plc (the “Initial Lender”)
Obligors:	The Borrower and the Guarantors
Group:	The Company and all its Subsidiaries.
Additional Obligors:	A mechanism will be included in the Agreement to enable any Subsidiary of the Company which has been approved by the Lender to accede as guarantor. A mechanism will also be included to enable Guarantors to resign subject to conditions.
Total Commitments:	US$200,000,000, to be funded pursuant to a single drawing on the Signing Date.
Purpose:	The Borrower will use the loans under the Facility to finance certain capital expenditure payments (including payments to fund capacity expansion work with respect to the Sal De Vida project and the Nemaska project, and for disbursements to permit continued operations on the Fénix 1B and the Galaxy projects).
Loans and conditions to drawing:	There will be a single loan in an amount of US$200,000,000 on the Signing Date, all in accordance with the purpose clause above.
Repayment:	The Termination Date.

Voluntary Prepayment:	Loans may be prepaid after the last day of the Availability Period in whole or in part on three Business Days' prior notice (but, if in part, by a minimum of US$5,000,000). Any prepayment shall be made with accrued interest on the amount prepaid and, subject to applicable Break Costs (if any), without premium or penalty.
Any amount prepaid may not be redrawn.
Interest on Loans:	The percentage rate per annum which is the aggregate of the applicable:
(a) Margin; and (b) Term Reference Rate.
Margin	REDACTED
Term Reference Rate:	Term SOFR, with a credit spread adjustment consistent with the Existing RCF.
determined by the use of linear interpolation if necessary in respect of any Interest Period and if the rate is less than zero, it shall be deemed to be zero.
If any such rate is not available, the Term Reference Rate shall be determined by reference to the Specified Fallbacks (if any).
Interest Period:	One month or three months, at the option of the Borrower.
Payment of Interest on Term Rate Loans:	Interest for Loans is payable on the last day of each Interest Period.
Market Disruption and Break Costs:	The Agreement will contain provisions relating to market disruption and breakage costs.
Upfront Fee:	REDACTED
OTHER TERMS
Documentation:	The Term Loan Facility will be made available under a facility agreement substantially consistent with the Existing RCF but modified to be consistent with the terms of this term sheet.
Existing RCF:	The US$500,000,000 amended and restated credit agreement originally dated as of September 1, 2022, as amended and restated pursuant to the joinder and first amendment to amended and restated credit agreement dated as of January 4, 2024 and as further amended and/or restated from time to time, between, among others, the Company and the Citibank, N.A. as administrative agent.

Prepayment and Cancellation:	(a) Illegality
To be substantially identical to that of the Existing RCF.
(b) Change of Control
To align with the change of control provision in the Existing RCF (and, for the avoidance of doubt, there shall be no change of control resulting from the transactions contemplated by the Transaction Agreement). Upon a change of control, an Event of Default shall have occurred.

(c) Mandatory prepayments and cancellation
The Company shall, as soon as reasonably practicable and in any event within 5 Business Days of the date of receipt of such proceeds, prepay Loan(s) and/or cancel available commitments in amounts equal to any equity proceeds, debt securities proceeds or disposal proceeds, in each case, subject to customary exceptions to be agreed.
(d) Voluntary Cancellation
The Company may, on not less than three Business Days' prior notice, cancel the whole or any part (being a minimum of US$5,000,000) of the available Facility.
Representations:	Each Obligor will make representations on the date of the Agreement and on the date of each Notice of Borrowing, limited to those representations set out in Article V of the Existing RCF and other related loan documents, but modified as necessary for a facility of this nature.
Financial Covenants:	To be the same financial covenants in the Existing RCF (including the same component definitions), being:

(a)     Maximum First Lien Leverage Ratio of not more than 3.50 to 1.00; and

(b)     Minimum Interest Coverage Ratio of at least 3.50 to 1.00, in each case, tested on a quarterly basis commencing with the first fiscal quarter ending after the Signing Date.

General Undertakings:	To include (and be limited to) the same affirmative covenants and negative covenants as those included in the Existing RCF, but modified as necessary for a facility of this nature.

Events of Default:	To include (and be limited to) the same events of default as those included in the Existing RCF, but modified as necessary for a facility of this nature.
Assignments and Transfers by Lender:	The Lender may transfer or assign its loans and/or commitments under the Facility (i) to any commercial bank and to certain other approved lenders to be agreed, without the consent of any Obligor but subject to consultation with the Borrower, and (ii) other than as set forth in the preceding clause (i), with the consent of the Borrower (not to be unreasonably withheld or delayed); provided that (x) no consent shall be required during an ongoing event of default and (y) the Borrower shall be deemed to have consented to any assignment unless the Borrower objects thereto by written notice to the Lender within ten (10) business days after having received notice thereof.
Conditions Precedent:	These will include the following in relation to each Obligor in form and substance satisfactory to the Lender:

(a)     constitutional documents

(b)     resolution of board of directors with respect to the obligations under the Agreement

(c)     specimen signatures

(d)     shareholder resolutions in relation to each Guarantor to the extent required by applicable law or the relevant organizational documents

(e)     customary officer’s and solvency certificates

(f)      certification of copy documents

(g)     legal opinions of counsel to the Obligors in each applicable jurisdiction

(h)     evidence of process agent

(i)      historical financial statements relating to the Company

(j)    evidence of payment of all fees, costs and expenses then due from the Company under the Agreement.

(k)     all security documents and perfection deliverables.

(l)      Intercreditor agreement

(m)  evidence that the requisite lender consent under the Existing RCF has been obtained (on irrevocable and unconditional basis) to amend the Existing RCF such that it permits the Obligors to enter into and perform their obligations under the Agreement, the security documents and the intercreditor agreement

(n)   execution and delivery of an Incremental Term Loan Amendment (as defined in the Existing RCF) and completion of related conditions precedent as required under the Existing RCF

(o)    all of the representations and warranties in the Agreement and other loan documents shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the date of the extension of credit, or if such representation speaks as of an earlier date, as of such earlier date

(p)    no default or event of default shall have occurred and be continuing or would result from the extension of credit provided, that the foregoing conditions precedent shall be subject to the provisions relating to post-closing security and guarantees set forth under the heading “Guarantors and Security” above.

Miscellaneous Provisions:	The Agreement will contain provisions relating to, among other things, default interest, taxes (e.g. payment free of taxes, payment of other taxes by Borrower, indemnification by loan parties and other related provisions), increased costs, costs and expenses, and rights of set-off, in each case, where relevant, consistent with the Existing RCF.
Governing Law:	New York
Jurisdiction:	New York, New York
Confidentiality:	The Term Sheet and its content are intended for the exclusive use of the Company and shall not be disclosed by the Company to any person other than the Company's legal and financial advisors for the purposes of the proposed transaction unless the prior written consent of the Lender is obtained.

APPENDIX 2

[Attach New Facility Term Sheet]

TERM SHEET

US$300,000,000 TERM LOAN FACILITY FOR ARCADIUM LITHIUM PLC

(the “Facility” or “Term Loan Facility”)

Following announcement of the acquisition in October 2024, Arcadium has realized that its options to access necessary funding from the financial markets are more restricted than they would have been prior to the announcement of the transaction. For this reason, Arcadium has requested Rio Tinto to provide an interim short-term funding proposal for the continuation of their existing program of capital expenditures and general operations.

Considering these unique circumstances, Rio Tinto is offering short term funding to Arcadium on the proposed terms below, which have been constructed based on an arms-length basis and rooted market standards for similar credit profiles. Rio Tinto’s intention is to provide terms principally akin to what may have otherwise been attainable by Arcadium prior to the acquisition announcement and to enable Arcadium to continue with their existing program of capital expenditures and general operations determined prior to announcement of the transaction.

January 22, 2025

PARTIES

Company:	Arcadium Lithium plc.
Borrower:	Arcadium Lithium Financing IRL Designated Activity Company
Guarantors and Security:	The Company and each other member of the Group which is a borrower or guarantor or provides security under the Existing RCF (as defined below), being Arcadium Lithium Intermediate IRL Limited, Arcadium Lithium Financing IRL Designated Activity Company, Livent Corporation, Livent USA Corp, Livent Asia-Pacific, Inc., Livent Overseas Ltd., Livent Quebec Holdings LLC and Livent Lithium LLC.
If a member of the Group is or becomes a Guarantor or provides security under or in accordance with the Existing RCF, that member of the Group shall also accede as a Guarantor to the definitive documentation for the Term Loan Facility (the “Agreement”) by no later than the date on which it becomes a guarantor or pledgor under the Existing RCF.

Second lien security over all shares and assets secured in favor of the finance parties under the Existing RCF, subject to the terms of a first and second lien intercreditor agreement.

Notwithstanding the foregoing, the parties agree that the Initial Lender shall have discretion to permit security and guarantee deliverables to be provided by an entity incorporated in Australia (“Australian Entity”) to be provided on a post-closing basis, and in such case the applicable Obligors will use commercially reasonable efforts to complete such security and guarantee deliverables as soon as practicable after the Signing Date provided that prior to such security and guarantee deliverables or any other support for the Facility being provided by an Australian Entity, the Company must provide to the Lender confirmation in form and substance satisfactory to the Lender that the Australian Entity has obtained relevant approvals and taken all necessary corporate and regulatory related actions (including filing) pursuant to section 260B of the Corporations Act 2001 (Cth) of Australia (the “Whitewash”).

Lender:	Rio Tinto Finance plc (the “Initial Lender”)
Obligors:	The Borrower and the Guarantors.
Group:	The Company and all its Subsidiaries.
Additional Obligors:	A mechanism will be included in the Agreement to enable any Subsidiary of the Company which has been approved by the Lender to accede as guarantor. A mechanism will also be included to enable Guarantors to resign subject to conditions.
Total Commitments:	US$300,000,000, to be funded pursuant to a single drawing on the Signing Date.
Purpose:	The Borrower will use the loans under the Facility to finance certain capital expenditure payments (including payments to fund capacity expansion work with respect to the Sal De Vida project and the Nemaska project, and for disbursements to permit continued operations on the Fénix 1B and the Galaxy projects).
Loans and conditions to drawing:	There will be a single loan in an amount of US$300,000,000 on the Signing Date, all in accordance with the purpose clause above.
Repayment:	The Termination Date.
Voluntary Prepayment:	Loans may be prepaid after the last day of the Availability Period in whole or in part on three Business Days' prior notice (but, if in part, by a minimum of US$5,000,000). Any prepayment shall be made with accrued interest on the amount prepaid and, subject to applicable Break Costs (if any), without premium or penalty.

Any amount prepaid may not be redrawn.
Interest on Loans:	The percentage rate per annum which is the aggregate of the applicable:
(a) Margin; and (b) Term Reference Rate.
Margin	REDACTED
Term Reference Rate:	Term SOFR, with a credit spread adjustment consistent with the Existing RCF.
determined by the use of linear interpolation if necessary in respect of any Interest Period and if the rate is less than zero, it shall be deemed to be zero.
If any such rate is not available, the Term Reference Rate shall be determined by reference to the Specified Fallbacks (if any).
Interest Period:	One month or three months, at the option of the Borrower.
Payment of Interest on Term Rate Loans:	Interest for Loans is payable on the last day of each Interest Period.
Market Disruption and Break Costs:	The Agreement will contain provisions relating to market disruption and breakage costs.
Upfront Fee:	REDACTED
OTHER TERMS
Documentation:	The Term Loan Facility will be made available under a facility agreement substantially consistent with the Existing RCF and the Incremental Facility, but modified to be consistent with the terms of this term sheet.

Existing RCF:	The US$500,000,000 amended and restated credit agreement originally dated as of September 1, 2022, as amended and restated pursuant to the joinder and first amendment to amended and restated credit agreement dated as of January 4, 2024 and as further amended and/or restated from time to time, between, among others, the Company and the Citibank, N.A. as administrative agent.
Incremental Facility:	The US$200,000,000 term loan facility agreement to be made available to the Borrower and the other Obligors as an incremental term loan facility under the Existing RCF.
Prepayment and Cancellation:	(a) Illegality
To be substantially identical to that of the Existing RCF.
(b) Change of Control
To align with the change of control provision in the Existing RCF and the Incremental Facility (and, for the avoidance of doubt, there shall be no change of control resulting from the transactions contemplated by the Transaction Agreement). Upon a change of control, an Event of Default shall have occurred.

(c) Mandatory prepayments and cancellation
The Company shall, as soon as reasonably practicable and in any event within 5 Business Days of the date of receipt of such proceeds, prepay Loan(s) and/or cancel available commitments in amounts equal to any equity proceeds, debt securities proceeds or disposal proceeds, in each case, subject to customary exceptions to be agreed.
(d) Voluntary Cancellation
The Company may, on not less than three Business Days' prior notice, cancel the whole or any part (being a minimum of US$5,000,000) of the available Facility.
Representations:	Each Obligor will make representations on the date of the Agreement and on the date of each Notice of Borrowing, limited to those representations set out in Article V of the Existing RCF and other related loan documents, but modified as necessary for a facility of this nature.

Financial Covenants:	To be the same financial covenants in the Existing RCF (including the same component definitions), being:

(a)     Maximum First Lien Leverage Ratio of not more than 3.50 to 1.00; and

(b)    Minimum Interest Coverage Ratio of at least 3.50 to 1.00, in each case, tested on a quarterly basis commencing with the first fiscal quarter ending after the Signing Date.

General Undertakings:	To include (and be limited to) the same affirmative covenants and negative covenants as those included in the Existing RCF, but modified as necessary for a facility of this nature.
Events of Default:	To include (and be limited to) the same events of default as those included in the Existing RCF, but modified as necessary for a facility of this nature.
Assignments and Transfers by Lender:	The Lender may transfer or assign its loans and/or commitments under the Facility (i) to any commercial bank and to certain other approved lenders to be agreed, without the consent of any Obligor but subject to consultation with the Borrower, and (ii) other than as set forth in the preceding clause (i), with the consent of the Borrower (not to be unreasonably withheld or delayed); provided that (x) no consent shall be required during an ongoing event of default and (y) the Borrower shall be deemed to have consented to any assignment unless the Borrower objects thereto by written notice to the Lender within ten (10) business days after having received notice thereof.
Conditions Precedent:	These will include the following in relation to each Obligor in form and substance satisfactory to the Lender:

(a)     constitutional documents

(b)     resolution of board of directors with respect to the obligations under the Agreement

(c)     specimen signatures

(d)     shareholder resolutions in relation to each Guarantor to the extent required by applicable law or the relevant organizational documents

(e)     customary officer’s and solvency certificates

(f)      certification of copy documents

(g)     legal opinions of counsel to the Obligors in each applicable jurisdiction

(h)     evidence of process agent

(i)       historical financial statements relating to the Company

(j)    evidence of payment of all fees, costs and expenses then due from the Company under the Agreement.

(k)     all second lien security documents and perfection deliverables.

(l)      first and second lien intercreditor agreement

(m)  evidence that the requisite lender consent under the Existing RCF has been obtained (on irrevocable and unconditional basis) to permit the Obligors to enter into and perform their obligations under the Agreement, the second lien security documents and the first and second lien intercreditor agreement

(n)   closing of the Incremental Facility, including without limitation all guarantee and security conditions precedent under the Incremental Facility having been delivered and perfected in accordance with the terms of the Incremental Facility

(o)    all of the representations and warranties in the Agreement and other loan documents shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the date of the extension of credit, or if such representation speaks as of an earlier date, as of such earlier date

(p)    no default or event of default shall have occurred and be continuing or would result from the extension of credit provided, that the foregoing conditions precedent shall be subject to the provisions relating to post-closing security and guarantees set forth under the heading “Guarantors and Security” above.

Miscellaneous Provisions:	The Agreement will contain provisions relating to, among other things, default interest, taxes (e.g. payment free of taxes, payment of other taxes by Borrower, indemnification by loan parties and other related provisions), increased costs, costs and expenses, and rights of set-off, in each case, where relevant, consistent with the Existing RCF.

Governing Law:	New York
Jurisdiction:	New York, New York
Confidentiality:	The Term Sheet and its content are intended for the exclusive use of the Company and shall not be disclosed by the Company to any person other than the Company's legal and financial advisors for the purposes of the proposed transaction unless the prior written consent of the Lender is obtained.

APPENDIX 3

Conditions

(a)	compliance by the Company with all material terms of each Mandate Document;

(b)	in respect of the Incremental Facility:

(i)	the preparation, execution and/or delivery of the Incremental Facility Documents, each in form and substance satisfactory to Rio Tinto, by no later than 31 January 2025 (or any later date agreed between the Company and Rio Tinto), including resolutions of board of directors with respect to the obligations under the Incremental Facility Documents, constitutional documents, specimen signatures, shareholder resolutions in relation to each Guarantor (if needed), customary officer's and solvency certificates, certification of copy documents, legal opinions of counsel to the Obligors in each applicable jurisdiction, evidence of process agent, historical financial statements relating to the Company, and a customary New York-law pari passu intercreditor agreement;

(ii)	the delivery of guarantee and security documentation consistent with the guarantee and security documentation delivered pursuant to the Existing RCF, in favour of Rio Tinto (or its Affiliate) and ranking on a pari passu basis relative to the creditors under the Existing RCF;

(iii)	each of the representations and warranties in the Incremental Facility Documents being correct in all material respects and no default or event of default thereunder;

(iv)	all fees required to be paid on the Incremental Facility Closing Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Incremental Facility Closing Date pursuant to this letter, to the extent, in the case of expenses, a reasonably detailed invoice has been delivered to the Company at least one business day prior to the Incremental Facility Closing Date (except as otherwise reasonably agreed by the Company) shall have been paid (or shall be paid from or offset against the proceeds of the initial fundings under the Incremental Facility); and

(v)	evidence that the requisite lender consent under the Existing RCF has been obtained (on irrevocable and unconditional basis) to amend the Existing RCF such that it permits the Obligors to enter into and perform their obligations under the Incremental Facility Documents and the related security documents and intercreditor agreement, and completion of related conditions precedent as required under the Incremental Facility; and

(c)	in respect of the New Facility:

(i)	the preparation, execution and/or delivery of the New Facility Documents, each in form and substance satisfactory to Rio Tinto, by no later than the date falling 2 months after the date of this letter (or any later date agreed between the Company and Rio Tinto), including resolutions of board of directors with respect to the obligations under the New Facility Documents, constitutional documents, specimen signatures, shareholder resolutions in relation to each Guarantor (if needed), customary officer's and solvency certificates, certification of copy documents, legal opinions of counsel to the Obligors in each applicable jurisdiction, evidence of process agent, historical financial statements relating to the Company, and a customary New York-law "silent second lien" intercreditor agreement;

(ii)	the delivery of guarantee and security documentation consistent with the guarantee and security documentation delivered pursuant to the Existing RCF, in favour of Rio Tinto (or its Affiliate) and ranking on a second lien basis relative to the creditors under the Existing RCF;

(iii)	all transaction security in connection with the Incremental Facility have been entered into, delivered and perfected in accordance with the terms of the Incremental Facility Documents and the security documents in relation thereto;

(iv)	each of the representations and warranties in the New Facility Documents being correct in all material respects and no default or event of default thereunder;

(v)	all fees required to be paid on the New Facility Closing Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the New Facility Closing Date pursuant to this letter, to the extent, in the case of expenses, a reasonably detailed invoice has been delivered to the Company at least one business day prior to the New Facility Closing Date (except as otherwise reasonably agreed by the Company) shall have been paid (or shall be paid from or offset against the proceeds of the initial fundings under the New Facility); and

(vi)	evidence that the requisite lender consent under the Existing RCF has been obtained (on irrevocable and unconditional basis) to amend the Existing RCF such that it permits the Obligors to enter into and perform their obligations under the New Facility Documents and the related security documents and intercreditor agreement, and completion of related conditions precedent as required under the New Facility;

provided, that the conditions precedent set forth in this Appendix 3 shall be subject to the provisions relating to post-closing security and guarantees set forth under the heading "Guarantors and Security" in the Term Sheets.